SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2011

American Sands Energy Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Millstream Ventures, Inc.
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code:  (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Amendment to the certificate of incorporation to disclose the one-for-two reverse split of the outstanding shares of common stock of the Company effective as of the close of business on October 19, 2011, with all fractional shares being rounded up to the next whole share. As a result of the reverse split, the Company now has approximately 22,052,163 shares issued and outstanding.

The Company filed Articles of Merger with the State of Nevada and a Certificate of Merger with the State of Delaware, both of which were effective October 19, 2011.  As a result, the change of domicile of the Company from the State of Nevada to the State of Delaware was completed on October 19, 2011.  Also, the name of the Company was changed from Millstream Ventures, Inc. to American Sands Energy Corp. as a result of the completion of the merger.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Effective October 19, 2011, the Company’s 2011 Long-Term Incentive Plan was approved by the shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Delaware Certificate of Amendment re Reverse Stock Split
3.2	Nevada Articles of Merger
3.3	Delaware Certificate of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: October 19, 2011	By	/s/William C. Gibbs
William C. Gibbs, President